UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 West 78th Street, Suite 520, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (952) 835-1874

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Two-Year Cash-Based Performance Awards

A two-year cash-based performance award was granted by the Board of Directors (the “Board”) of Apogee Enterprises, Inc. to Mr. Puishys on June 28, 2018 and to the other named executive officers listed below by the Compensation Committee (the “Committee”) of the Board on June 27, 2018 (collectively, the “Performance Awards”). The Performance Awards establish a two-year performance period commencing on March 4, 2018 and ending on February 29, 2020 (the “Performance Period”). The performance metrics are cumulative net sales, cumulative earnings per share, and average return on invested capital, which are weighted equally when determining the award. The Performance Awards represent the right to receive a cash payment from the Company based on the extent the Company achieves the threshold, target and maximum performance level of the performance metrics, as set forth below:

		Amount of Cash Payment Subject to Award
Name	Position	Measuring Period (Fiscal Years)	Threshold Award Amount ($)(1)	Target Award Amount ($)(2)	Maximum Award Amount ($)(3)
Joseph F. Puishys	Chief Executive Officer and President	2019 – 2020	451,917	2,711,500	5,423,000
James S. Porter	Executive Vice President and Chief Financial Officer	2019 – 2020	130,500	783,000	1,566,000
Patricia A. Beithon	General Counsel and Corporate Secretary	2019 – 2020	93,600	561,600	1,123,200
Gary R. Johnson	Vice President and Treasurer	2019 – 2020	38,850	233,100	466,200

(1)	Assumes threshold performance level is achieved for only one of the performance metrics and is not achieved for any other performance metrics. If actual results are below threshold performance level for all performance metrics, the payout will be zero.
(2)	Assumes target performance level is achieved for all performance metrics.
(3)	Assumes maximum performance level is achieved for all performance metrics.

Participants will receive a cash payment pursuant to the Performance Awards if one or more performance metrics is achieved at or above the threshold level. The determination of the cash payment amount will occur as soon as practicable after the Committee determines whether, and the extent to which, the performance metrics have been achieved (the “Determination Date”). One-half of any amount earned under the Performance Award will be paid following the Determination Date (the “Initial Payment”), and the remaining one-half (the “Final Payment”) will be paid on the one year anniversary of the last day of the Performance Period (the “Fully-Vested Date”); provided, however, for Mr. Puishys, any amount earned will be paid 82.8% in cash (one-half following the Determination Date and one-half on the Fully-Vested Date), and the remaining 17.2% will be deferred under the Company’s 2011 Deferred Compensation Plan (the “Deferred Amount”) following the Determination Date.

In the event employment is terminated prior to the end of the Performance Period other than by reason of death, Disability or Retirement (as such terms are defined in the award agreement), the Performance Award will be immediately and irrevocably forfeited. In the event employment is terminated other than by reason of death, Disability or Retirement prior to the Fully-Vested Date, the Final Payment will be immediately and irrevocably forfeited. In the event employment is terminated prior to the end of the Performance Period by reason of death, Disability or Retirement, the executive officer or the executive officer’s estate, as applicable, will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the Performance Period and the date of termination) after the end of the Performance Period based on the level of achievement of the performance metrics. In the event the executive officer’s employment is terminated after the Performance Period by reason of death, Disability or Retirement, the executive officer or the executive officer’s estate, as applicable, will be entitled to receive, if not yet paid, the Initial Payment and the Final Payment (and, for Mr. Puishys, the credit for the Deferred Amount). In the case of a Change in Control (as defined in the award agreement), the Performance Period will end on the date of the Change in Control, and the award will be adjusted by the Committee in its sole discretion. If a Change of Control occurs after the Performance Period, the Company will pay any unpaid amount of the Initial Payment and the Final Payment (and, for Mr. Puishys, the credit for the Deferred Amount) following the date of the Change of Control.

The Performance Awards are subject to forfeiture or recoupment if the Board, in its sole discretion, determines that events have occurred that are covered by the Company’s Clawback Policy and that forfeiture or recoupment is appropriate.

The Performance Awards were granted pursuant to the Apogee Enterprises, Inc. 2009 Stock Incentive Plan. The form of award agreement used in connection with the Performance Award granted to Mr. Puishys is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The form of award agreement used in connection with the Performance Awards granted to the other named executive officers was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 5, 2014 and is incorporated herein by reference. The foregoing summary of the Performance Awards is subject to, and qualified in its entirety by, the full text of the forms of award agreements incorporated herein by reference.

Amendment to 2011 Deferred Compensation Plan

On June 27, 2018, the Committee also approved an amendment to the Company’s 2011 Deferred Compensation Plan (the “Amendment”) that permits withdrawals in connection with a qualified domestic relations order. The Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amendment incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on June 28, 2018, the Board approved an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”) to include a new Article VIII, which, unless the Company consents in writing, establishes certain Minnesota courts as the exclusive forum for certain types of claims involving the Company (the “Exclusive Forum By-Law”). The Minnesota Business Corporation Act (the “MBCA”) was amended in April 2018 to permit Minnesota corporations to require in their bylaws that certain claims must be brought exclusively in the courts of Minnesota, as set forth in the Exclusive Forum By-Law. The amendment to the MBCA is similar to the previously adopted Delaware statute permitting exclusive forum provisions for Delaware corporations. The Board determined that the adoption of the Exclusive Forum By-Law is in the best interests of the Company and its shareholders because, among other reasons, it will limit the ability of plaintiffs in certain cases to forum shop, which can result in a court located outside of Minnesota interpreting Minnesota law, and to litigate in multiple jurisdictions, which can result in conflicting decisions by different courts and significant expense to the Company. The Exclusive Forum By-Law became effective upon adoption. While shareholder approval of the Exclusive Forum By-law is not legally required, the Board has determined that it will seek shareholder ratification of the Exclusive Forum By-Law at the Company’s 2019 annual meeting of shareholders. The foregoing summary of the Exclusive Forum By-Law is subject to, and qualified in its entirety by, the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

On June 28, 2018, the Board also approved the submission of certain amendments to the Company’s Restated Articles of Incorporation (the “Articles”) to the shareholders at the Company’s 2019 annual meeting of shareholders in order to make certain shareholder-friendly governance changes. The Board will seek shareholder approval at the 2019 annual meeting for amendments to the Articles that, if adopted, would establish a majority vote standard for the election of directors, further strengthening the right of a majority of shareholders to elect the directors. Unless otherwise provided in the Articles, the voting standard applicable to the Company under the MBCA is a plurality, which means that the nominees receiving the highest number of votes for election up to the number of director positions subject to election will be elected to the Board. In 2006, the Board adopted a director resignation policy that requires a director nominee to offer his or her resignation to the Company’s Nominating and Corporate Governance Committee for its consideration if a majority of the Company’s shares that are voted at an annual meeting are withheld from such nominee’s election. The Board will also seek shareholder approval at the 2019 annual meeting for amendments to the Articles that, if adopted, would change the voting requirements under certain provisions of the Articles from 80% of the outstanding shares to a majority of votes cast.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2018, at the Annual Meeting of Shareholders, the shareholders voted on the following:

(1)	A proposal to elect three Class II directors for three-year terms expiring at the 2021 annual meeting of shareholders. Each of the director nominees was elected and received the following votes:

Class II Directors	For	Withhold	Broker Non-Votes
Bernard P. Aldrich	23,470,384	280,924	2,514,535
Herbert K. Parker	23,617,575	133,733	2,514,535
Joseph F. Puishys	23,476,007	275,301	2,514,535

(2)	A proposal to ratify the election of Lloyd E. Johnson as a Class I director for a term expiring at the 2020 annual meeting of shareholders. The proposal was approved and received the following votes:

Class I Director	For	Withhold	Broker Non-Votes
Lloyd E. Johnson	23,514,659	236,649	2,514,535

(3) An advisory (non-binding) vote to approve the Company’s executive compensation. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
22,449,770	1,188,686	112,852	2,514,535

(4)	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 2, 2019. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
25,943,700	270,915	51,228	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated By-Laws of Apogee Enterprises, Inc.

10.1	Form of CEO Cash-Based Two-Year Performance Award Agreement under the Apogee Enterprises, Inc. 2009 Stock Incentive Plan, as amended and restated (2011).

10.2	Fourth Amendment to the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan, dated June 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel

Date: July 3, 2018